Exhibit 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Investor Relations
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

KITE REALTY GROUP TRUST ANNOUNCES THE ACQUISITION OF

$307 MILLION PORTFOLIO OF SHOPPING CENTERS

Indianapolis, Ind., November 6, 2013 — Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced that it has entered into a purchase and sale agreement to acquire a portfolio of nine retail operating properties with an aggregate owned gross leasable area (“GLA”) of approximately 2.0 million square feet for a gross aggregate purchase price of approximately $307 million in cash.

Seven of the properties to be acquired are located in the Company’s existing markets of Florida, Georgia, and Texas, while two are in a new market, Birmingham, Alabama.  Expansion in these markets enables the Company to build on its strong presence and significant operating experience.  As of September 30, 2013, the portfolio to be acquired was 93.2% leased.

John A. Kite, the Company’s Chairman and Chief Executive Officer, said, “This off-market portfolio acquisition enables us to add approximately two million square feet of high quality shopping centers to our portfolio.  These properties will complement those in our existing portfolio and provide us with an opportunity to strategically increase our footprint in our targeted markets.  We believe there are significant value creation opportunities through the lease-up of vacant space, roll-over of below market rents, and the pursuit of redevelopment opportunities.”

“This transaction and the method by which we intend to fund it continue the Company’s strategic plan to reduce our leverage through the acquisition of high-quality retail properties at below replacement cost.  The transaction and related financing will increase our unencumbered property pool and provide increased financial flexibility and liquidity to fund future growth,” said Daniel R. Sink, the Company’s Chief Financial Officer.

Strategic and Financial Benefits

The Company expects the acquisition to have the following strategic benefits:

•                  The Company is obtaining a high quality portfolio at an attractive price in an off-market transaction. The portfolio consists of nine high quality centers, a majority of which contain a grocery anchor and are well located within their markets. The Company is acquiring the portfolio in an off-market transaction that it believes is at a significant discount to replacement cost. The Company believes this represents a compelling opportunity for it to acquire high quality real estate consistent with its long term strategy of owning centers in high-growth markets.

•                  The portfolio will complement the Company’s existing portfolio in terms of asset quality, tenant base and geographic distribution. The portfolio’s nine retail properties are located in four states in the southern United States. Approximately 1.5 million square feet, or approximately 74%, of the portfolio’s owned GLA is located in MSAs (as defined below) in Florida, Georgia and Texas, states in which the Company already has a strong presence and significant operating experience. Expansion in these regions enables the Company to leverage its scalable platform to operate the portfolio assets with minimal increase in general and administrative costs.

•                  The portfolio presents the Company with a significant value creation opportunity. The portfolio provides the Company with an opportunity to create value and grow its net operating income through lease-up of vacant space, roll-over of below-market rents where applicable and pursuit of redevelopment opportunities where appropriate.

•                  The portfolio acquisition, and the method by which the Company intends to fund it, will improve the Company’s balance sheet. The portfolio acquisition, and the method by which the Company intends to fund it, are expected to increase the Company’s equity float and reduce its leverage. Furthermore, the addition of the nine portfolio properties to the Company’s existing portfolio will significantly increase the value of the Company’s unencumbered property pool and create additional liquidity and borrowing capacity for the Company.

Portfolio Overview

Below is a listing of the properties being acquired:

Property	State	Metropolitan Statistical Area (MSA)	Owned GLA(1)		Percentage of Leased Owned GLA(2)	Annualized Base Rent Revenue(3)	Annualized Base Rent Per Leased Owned GLA(3)(4)	Major Tenants
Lakewood	FL	Jacksonville	196,870		83.5%	$1,886,056	$11.48	Winn Dixie, Stein Mart, Chase Bank
Northdale	FL	Tampa	176,917		94.3%	$1,901,444	$11.39	TJ Maxx, Beall’s, Sweetbay Supermarket (non-owned)
Hunter’s Creek	FL	Orlando	119,729	(5)	96.2%	$1,438,953	$12.49	Publix
Burnt Store	FL	Punta Gorda	95,023		75.5%	$644,844	$8.99	Publix, Home Depot (non-owned)
Portofino	TX	Houston	372,506		94.6%	$5,969,762	$16.94	Sports Authority, Stein Mart, Michael’s, DSW, Old Navy, Conn’s Appliances, PetSmart
Kingwood Commons	TX	Houston	164,366		98.1%	$2,933,179	$18.20	Randall’s, Petco, Chico’s, Talbot’s, The Children’s Place, Jos. A. Bank, Ann Taylor
Trussville I & II	AL	Birmingham	446,484		95.4%	$3,998,119	$9.38	Wal-Mart, Regal Cinema, Marshall’s, Petsmart, Sam’s Club (non-owned), Kohl’s (non-owned)
Colonial Shoppes at Clay(6)	AL	Birmingham	66,165		94.7%	$786,187	$12.55	Publix
Beechwood	GA	Athens	342,217		95.0%	$3,655,434	$11.25	Fresh Market, TJ Maxx, Stein Mart, Georgia Theatre, Body Plex Fitness, Chico’s, Jos. A. Bank, Ann Taylor Loft, Coldwater Creek, Talbot’s
TOTAL/WEIGHTED AVERAGE			1,980,277		93.2%	$23,213,978	$12.50

(1)  Owned GLA represents gross leasable area that is owned by the Company.

(2)  Percentage of Leased Owned GLA reflects Owned GLA leased as of September 30, 2013.

(3)  Annualized Base Rent Revenue represents the monthly contractual rent as of January 1, 2014 for each applicable property, multiplied by 12.

(4)  Annualized Base Rent Revenue and Annualized Base Rent Per Leased Owned GLA assumes Percentage of Owned GLA Leased as of September 30, 2013. Annualized Base Rent Revenue and Annualized Base Rent per Leased Owned GLA do not include tenant reimbursements.

(5)  Excludes 107,806 square feet of currently Owned GLA that is under contract to be sold to a tenant at the property for approximately $3.25 million, which contract will be assumed by the Company.

(6)  Publix has a right of first offer to purchase this property that has been triggered as a result of the proposed portfolio acquisition.  There can be no assurance that Publix will not exercise this right, in which case the Company would not acquire this property.

The acquisition is subject to customary closing conditions and is expected to close in late 2013 or early 2014.  The Company plans to fund the purchase price through the net proceeds from a common share offering, cash on hand including from the dispositions of two retail properties the Company is currently marketing for sale, and borrowings under its unsecured revolving credit facility.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At September 30, 2013, the Company owned interests in a portfolio of 62 operating and redevelopment properties totaling approximately 9.5 million square feet and three properties currently under development totaling 1.2 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U.S. economy; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks (including the consummation and impact of the portfolio acquisition and financing thereof, and the Company’s ability to complete the portfolio acquisition and successfully integrate the operations of the acquired properties in the timeframe and on the terms described herein); property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of the Company’s properties in Indiana, Florida, and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.